UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2004

Winsonic Digital Media Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 Peach Street, Suite 400, Atlanta GA 30303

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (770) 858-0039

10120 S. Eastern Avenue, Suite 200, Las Vegas, NV 89052

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreements.

A. Native American Television Network, Inc.

On February 17, 2005, Winsonic Digital Media Group, Ltd. (the “Company”) entered into a Memorandum of Understanding (“MOU”) with Native American Television Network, Inc. (“NATVN”). NATVN, based in Albuquerque, New Mexico is a recently formed company which intends to launch the first Western Hemisphere, pan-tribal digital cable channel. It is being designed to provide family friendly programming to Native Americans and to non-Native American viewers who are interested in learning more about Native American history, cultures, lifestyle, business and spirituality from a Native American point-of-view. There was no prior material relationship between the two companies or their affiliates other than in respect of the agreement.

The Company will provide to NATVN its nationwide distribution platform and technical support, expertise and personnel. The WDMG distribution platform or the Winsonic Digital Cable Systems Network (“WDCSN”) will enable NATVN to reach its targeted Native American audience in both urban and rural tribal communities via digital cable, satellite, broadband, wireless, copper plants and fiber option delivery platforms. NATVN will use its resources and expertise to develop, produce, package, license and acquire programming for the operation of a 24/7, 365 day per year digital cable channel.

The companies intend to enter into an operating agreement pursuant to which they will share all net revenues on a 50/50 basis generated from subscriber fees, less all net costs, such as regulatory and interconnection fees. NATVN will provide WDMG with up to two minutes of commercial air-time, per hour, per day, on regularly scheduled programming that offers air space to advertisers with the exception of paid programming or long form advertisements. The Company will provide its expertise and guidance to NATVN in obtaining and filing all permits and licenses required. The companies will also enter into a Stock Purchase Agreement, under which the Company will issued to NATVN 1,670,000 Shares of Common Stock valued at approximately $1.20 per share, or $2 million. In return, NATVN will issue to the Company 4 million shares of its Common Stock valued at $.50 per share, or $2 million.

B. The Titan Network, LLC.

On March 1, 2005, the Company and The Titan Network, LLC (“Titan”) entered into a Letter of Agreement regarding venture financing, business, financial consulting and marketing services to be provided by Titan to Winsonic. Titan will bill the Company at its standard hourly rates, however, discount the monthly fee to $20,000 plus out-of-pocket expenses and an administrative change equal to 3% of time incurred during the prior month. As additional compensation, the Company agreed to grant Titan a stock option to purchase 1 million shares of Common Stock of the Company. The option is exercisable at $.75 per share, the Closing price on February 28, 2005 for a period of seven years. The option vests in 10 equal monthly installments of 100,000 shares commencing on March 1, 2005. The agreement continues until terminated by either party on 60 days prior written notice. The provisions concerning Titan’s compensation shall survive termination of the agreement.

C. PMG Media

On March 12, 2005, the Company and Proactive Media Group, Inc. d/b/a PMG Media entered into a Memorandum of Understanding (“MOU”). PMG Media provides high quality service in the area of Indoor and Outdoor Advertising Media anywhere in the U.S. in more than 500 markets. PMG Media will provide the Company with outdoor advertising of all types of media, as well as indoor digital plasma advertising. The Company will enable PMG to reach its targeted markets via digital cable, satellite, broadband and fiber optic delivery platforms. The parties will work on a revenue sharing model for the receipt of proceeds from subscriber fees.

D. Lantern Hill Capital

On March 14, 2005, the Company entered into an agreement with Lantern Hill Capital, a management consultant firm regarding consulting services to be provided to the Company for a two-year period primarily by James Anderson, a former director of the Company. Lantern Hill will act as a long-term financial advisor to the Company; meet and discuss the Company’s operating strategy; assist the Company in formulating strategic and financial plans and assist in development of capitalization plans. Under the agreement, Lantern Hill will receive 150,000 shares of common stock vesting through the first anniversary date of the agreement.

E. A. Scott Roderick Investments, LLC

As of March 15, 2005, the Company and Winston Johnson entered into an Exchange Agreement with A. Scott Roderick Investments, LLC (“ASRI”) a creditor of Winsonic Digital Cable Systems Network, Ltd. (“WDCSN”), a wholly-owned subsidiary of the Company. Winston Johnson, the Company’s CEO, assumed an obligation of $562,500 from WDCSN to ASRI in exchange for 750,000 shares of the Company’s common stock then held by Mr. Johnson, or an exchange price of $.75 per share.

The 750,000 shares were transferred by Johnson to ASRI pursuant to the Assumption of Liabilities and Escrow Agreement dated as of October 7, 2004, which was entered into by Johnson at the time of the merger of WDCSN with the Company. In consideration of the transfer of the shares to ASRI, A. Scott Roderick, sole shareholder of ASRI, executed a general release in favor of the Company, WDCSN and Winston Johnson.

ITEM 8.01 Other Events.

On March 22, 2004, Winsonic Digital Media Group, Ltd. (the “Company”) (in all cases cited herein known as Media and Entertainment.com, Inc.) commenced a civil lawsuit in Los Angeles Superior Court (Case No. BC312530) against Caesar Collazo, a former officer of the Company, seeking damages in excess of $40,000, punitive and exemplary damages. The Company had purchased the assets of Nexcode of which Collazo was a founder, and Collazo received 400,000 shares of the Company’s Common Stock (the “Shares”) in consideration of the sale. While still employed by the Company, Collazo allegedly formed a competing company, stole proprietary property of the Company and solicited Company clients on behalf of the competitor. The Company seeks a constructive trust, injunctive relief and the return of the Shares.

Prior thereto, in February 2004, Mr. Collazo had commenced a lawsuit in Los Angeles Superior Court against the Company and its transfer agent seeking to remove the restrictive legend from the Shares. The injunctive relief was denied and Mr. Collazo dismissed the Complaint. In March 2004, the Company commenced a lawsuit in U.S. District Court, Clark Country Nevada (Case No. A480587) to enjoin the transfer of the Shares. The Court issued an Order on March 19, 2004, enabling Collazo to sell 30,000 shares of Common Stock and issuing a temporary restraining order with regard to the remaining 370,000 Shares provided the Company posted a bond for the entire amount of $424,000. The Company’s principals chose not to pledge personal assets as collateral for the bond and the Nevada action was dismissed.

In the above-described pending litigation brought by the Company against Collazo, in July 2004, the defendant denied the allegations, asserted 21 affirmative defenses and bought a cross-complaint against the Company. Mr. Collazo alleges that the Company breached the agreement with Collazo because he had not been paid compensation due him, he had not received a percentage of gross profit earnings, and that the Company had not exercised a good faith effort to raise an additional $250,000 in capital, and that Collazo did not receive the equity promised him. The Company denied the allegations of the Cross Complaint and asserted 13 affirmative defenses. A mediation occurred and a settlement conference is scheduled for April 11, 2005, while discovery is presently being conducted.

SECTION 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Listed below are all exhibits to this Current Report on Form 8-K.

1. Memorandum of Understanding dated February 17, 2005, by and between Winsonic Digital Media Group, Ltd. and Native American Television Network, Inc.

2. Letter of Agreement dated as of March 1, 2005 by and between Winsonic Digital Media Group, Ltd. and The Titan Network, LLC.

3. Memorandum of Understanding dated March 12, 2005, by and between Winsonic Digital Media Group, Ltd. and Proactive Media Group, Inc.

4. Agreement dated March 14, 2005, by and between Winsonic Digital Media Group, Ltd. and Lantern Hill Capital.

5. Exchange Agreement dated as of March 15, 2005 by and among Winsonic Digital Media Group, Ltd., Winsonic Digital Cable Systems Network, Ltd., Winston Johnson and A. Scott Roderick Investments, LLC.

6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSONIC DIGITAL MEDIA GROUP, LTD. (Registrant)

Date: March 30, 2005	By:	/s/ Winston Johnson
Winston Johnson Chief Executive Officer